UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2006

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Insight Enterprises, Inc. ("Insight" or the "Company") today announced that it received a letter, as expected, from the Staff of The Nasdaq Stock Market ("Nasdaq") indicating that, as a result of the Company's failure to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, the Company is not in compliance with Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires that listed companies provide Nasdaq, on a timely basis, with all filings required by the Securities and Exchange Commission (the "SEC"). Nasdaq rules permit companies that have received a delisting notification to request a hearing with a Nasdaq Listing Qualifications Panel to appeal the Staff's determination to delist its stock, and the Company intends to request a hearing to appeal the Staff's determination. Until a written notification of the Panel's decision and/or the expiration of any exception period granted by the Panel, the Company’s common stock will continue to be traded on the Nasdaq Global Select Market. While the Company is working diligently to complete the review discussed below and to file a Quarterly Report on Form 10-Q, there can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company's request for an exception that would allow the continued listing of the Company's common stock on Nasdaq until the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the SEC.

As previously disclosed, the Company's Board of Directors has appointed an Options Subcommittee, composed of independent directors, to conduct a review of the Company's stock option practices, and the Options Subcommittee has retained independent outside legal counsel. Certain present and former directors and executive officers of the Company have been named as defendants in a derivative lawsuit, related to stock option practices from 1997 to 2002, filed in Superior Court, County of Maricopa, Arizona on September 21, 2006. The Company has been named as a nominal defendant in that action. In addition, on October 27, 2006, the Company received an informal inquiry from the SEC requesting certain documents and information relating to the Company's stock option grant practices from January 1, 1996 to the present. At this time, the Options Subcommittee has commenced its review but has not reached any conclusions about the Company's stock option practices, and the Company is cooperating with the SEC in its inquiry. As a result, the Company was not in a position to file its Form 10-Q for the third quarter ended September 30, 2006 by the filing deadline. The Company will file its Form 10-Q as soon as practicable after completion of this review.

Item 9.01 Financial Statements and Exhibits.

Press release issued by the Company dated November 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

November 13, 2006	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company dated November 10, 2006.